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                                                                 EXHIBIT 10 (ii)

                              EMPLOYMENT AGREEMENT

      THIS Employment Agreement (this "Agreement") is entered into effective the 9th day of November, 2001, by and between Camco Financial Corporation, a savings and loan holding company incorporated under the laws of the State of Delaware ("Camco"), the principal office of which is located at 6901 Glenn Highway, Cambridge, Ohio, and Larry A. Caldwell (the "Employee"), an individual whose residential address is 10491 Rock Hill Road, Cambridge, Ohio 43725;

                                   WITNESSETH:

      WHEREAS, the Employee has been employed by Camco and/or its subsidiaries for 44 years, most recently as the Chairman of the Board of Camco and Chairman of the Board of Advantage Bank, a wholly-owned subsidiary of Camco;

      WHEREAS, the Employee and Camco have agreed that the Employee will retain the position of Chairman of the Board of the Company and Advantage Bank but will reduce his responsibilities and involvement in other aspects of the business of Camco; and

      WHEREAS, as a result of the skill, knowledge, experience and performance of the Employee, Camco desires to continue to retain the services of the Employee as Chairman of the Board of Camco and Advantage Bank in accordance with the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Camco and the Employee agree as follows:

      1. Employment and Term. The Employee shall continue to serve as the Chairman of the Board of Camco and Advantage Bank for the period commencing on the date of this Agreement and ending on November 8, 2002 (the "Initial Term"). At the end of the Initial Term and each year thereafter, this Agreement may be extended for periods of one year each by Camco's Board of Directors ("Board") at its sole and exclusive discretion, subject to the Employee's acceptance thereof. The Initial Term of this Agreement, together with each extension period, is hereinafter referred to as the "Term".

      2. Duties of Employee.

            (a) General Duties and Responsibilities. The Employee shall serve as the Chairman of the Board of Camco and Advantage Bank; shall perform the duties and responsibilities hereinafter set forth to the best of his ability and in accordance with (i) the policies established by the Board and (ii) all applicable laws and regulations.

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                  The Employee's duties shall include (i) presiding at meetings of the Board and the shareholders of Camco and the board of directors of Advantage Bank; (ii) identifying merger and acquisition prospects and evaluating, analyzing and negotiating merger and acquisition opportunities;
(iii) assisting Camco in presentations to and communications with stock analysts, investment bankers and stockholders; (iv) advising senior management of Camco and Advantage Bank; (v) participating in regulatory and trade association programs and activities; (vi) advising and assisting with legislative issues affecting Camco or Advantage Bank; and (vii) such other matters as the Board and the Employee shall mutually agree upon.

            (b) Devotion of Time to Camco's Business. The Employee shall devote 1,000 hours per year to the faithful performance of his duties under this Agreement. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board; provided, however, that the Employee shall not be precluded from: (i) reasonable participation in community, civic, charitable or similar organizations; (ii) reasonable participation in industry-related activities including, but not limited to, attending industry-related and trade association (national and state) conventions, conferences and committee meetings, and holding positions of responsibility therein; (iii) serving as an officer and/or director of Camco's subsidiaries and receiving and retaining compensation, directors' fees and other benefits therefrom; or (iv) the pursuit of personal investments that do not interfere or conflict with the performance of the Employee's duties for Camco.

      3. Compensation, Benefits and Reimbursements.

            (a) Salary. The Employee shall receive an annual salary payable in equal installments not less often than monthly. The amount of the annual salary shall be $118,000. Any directors' fees received by Employee, whether paid by Camco or any other entity, shall be in addition to the salary provided for in this Agreement and may be retained by Employee in their entirety.

            (b) Expenses. In addition to any compensation received under Section 3(a), Camco shall pay or reimburse the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement including participation in industry-related activities. Such reimbursement shall be made in accordance with the existing policies and procedures of Camco pertaining to reimbursement of expenses to senior management officials.

            (c) Employee Benefits. During the Term, the Employee shall be entitled to participate in all tax-qualified employee benefit plans that are maintained by Camco from time to time during the Term (collectively, the "Benefit Plans"), unless the Employee's participation is prohibited by law or the express terms of such Benefit Plans.

                  The Employee shall be entitled to a distribution under Camco's incentive bonus plan when bonuses are awarded in 2002. The Employee's bonus shall be pro-rated based on the Employee's service to Camco for the period beginning January 1, 2001 to the date of this

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Agreement. Except for the foregoing distribution, the Employee shall not be a participant in any non-tax-qualified benefit plan of Camco or Advantage Bank with respect to any period after the date of this Agreement.

            (d) Vacation and Sick Leave. The Employee shall not be entitled to paid vacation or sick leave without the prior written consent of the Board.

            (e) Other Benefits. Employee shall be entitled to the full-time use of a company-owned automobile. Camco shall be responsible for the cost of obtaining collision and liability insurance for the automobile and shall pay for all other costs of operating the automobile including fuel, maintenance and repair. During the Term, Camco shall pay Employee's membership dues at the Cambridge Country Club.

      4. Termination of Employment. Camco may terminate the employment of the Employee at any time. In the event that Camco terminates the employment of the Employee during the Term because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this Agreement, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this Agreement (collectively, "Just Cause"), the Employee shall have no right to receive any compensation or other benefits for any period after such termination. If the employment of the Employee is terminated during the Term for any reason other than Just Cause, the Employee, depending on the circumstances, shall be entitled to the following:

            (a) Termination After Change of Control. If, in connection with or within one year of a Change of Control (hereinafter defined) of Camco, Camco terminates the employment of the Employee for any reason other than Just Cause, or if the Employee elects to terminate his employment, then the following shall occur:

                  (i) If the Change of Control occurs prior to November 9, 2004 (provided this Agreement is still in effect at such time) Camco shall promptly pay to the Employee or to his beneficiaries, dependents or estate an amount equal to $353,999.

                  (ii) If the Change of Control occurs after November 9, 2004 but before November 9, 2005 (provided this Agreement is still in effect at such time), Camco shall promptly pay to the Employee or to his beneficiaries, dependents or estate an amount equal to $236,000.

                  (iii) If the Change of Control occurs after November 9, 2005 but before November 9, 2006 (provided this Agreement is still in effect at such time), Camco shall promptly pay to the Employee or to his beneficiaries, dependents or estate an amount equal to $118,000.

                  (iv) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement, whether in this paragraph or elsewhere in this Agreement, by seeking other employment or otherwise, nor shall any amounts received from

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other employment or otherwise by the Employee offset in any manner the obligations of Camco hereunder.

                  A "Change of Control" shall mean any one of the following events: (i) the acquisition of ownership or power to vote more than 25% of the voting stock of Camco; (ii) the acquisition of the ability to control the election of a majority of the directors of Camco; (iii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board; or (iv) the acquisition by any person or entity of "conclusive control" of Camco within the meaning of 12 C.F.R. Section 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. Section 574.4(b) that has not been rebutted in accordance with 12 C.F.R. Section 574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the Employee and any person or persons with whom the Employee is "acting in concert" within the meaning of 12 C.F.R.
Part 574.

            (b) Termination without Change of Control. In the event Camco terminates the employment of the Employee for any reason other than Just Cause and the termination is not covered by the provisions of subsection (a) of this
Section 4, Camco shall be obligated to continue to pay on a monthly basis to the Employee, his designated beneficiaries or his estate, his annual salary provided pursuant to Section 3 of this Agreement for the unexpired Term. The Employee may choose, in lieu of monthly payments of the amounts set forth above, to receive a lump sum payment equal to the present value of such payments. For purposes of computing such lump-sum payment, the parties shall use a discount rate of five percent (5%).

            (c) Death of the Employee. The Employment Term automatically terminates upon the death of the Employee. In the event of such death, the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which the death occurred.

      5. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude Camco from consolidating with, merging into, or transferring all, or substantially all, of its assets to another corporation that assumes all of Camco's obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "Camco" as used herein, shall mean such other corporation or entity and this Agreement shall continue in full force and effect.

      6. Confidential Information. The Employee acknowledges that during his employment he has learned, will learn and will have access to confidential information regarding Camco and its customers and business. The Employee agrees and covenants not to disclose or use for his own benefit or the benefit of any other person or entity any confidential information, unless or until Camco consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Employee shall not

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knowingly disclose or reveal to any unauthorized person any confidential information relating to Camco, its subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee confirms that such information constitutes the exclusive property of Camco. The Employee shall not otherwise knowingly act or conduct himself (i) to the material detriment of Camco, its subsidiaries or affiliates or (ii) in a manner which is inimical or contrary to the interests of Camco.

      7. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries or legal representatives without Camco's prior written consent; provided, however, that nothing in this Section 7 shall preclude (i) the Employee from designating a beneficiary to receive any benefits payable hereunder upon his death or (ii) the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

      8. No Attachment. Except as required by law, no right to receive payment under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

      9. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Employee and Camco and their respective permitted successors and assigns.

      10. Amendment of Agreement. This Agreement may not be modified or amended, except by an instrument in writing signed by the parties hereto.

      11. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

      12. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then any prior agreement between Camco (or any predecessor thereof) and the Employee shall be deemed reinstated to the full extent permitted by law, as if this Agreement had not been executed.

      13. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

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

      14. Governing Law. This Agreement has been executed and delivered in the State of Ohio, and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal or Delaware law is governing.

      15. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between Camco, or any predecessor of Camco, and the Employee.

      IN WITNESS WHEREOF, Camco has caused this Agreement to be executed by its duly authorized officers, and the Employee has signed this Agreement, all as of the day and year first above written.

Attest:                                            CAMCO FINANCIAL CORPORATION

/s/ Anita L. Frencik                               By: /s/ Richard C. Baylor
------------------------------------                   -----------------------
                                                       Richard C. Baylor
Its Assistant Secretary                                Its President

Witness:

/s/ Sharon K. Chorey                               /s/ Larry A. Caldwell
------------------------------------               ----------------------------
                                                   Larry A. Caldwell

                                 EXHIBIT 10(ii)
                                   SCHEDULE A

                         EMPLOYMENT AGREEMENT EXTENSION

            RE: EMPLOYMENT AGREEMENT ENTERED INTO EFFECTIVE 11/09/01

After careful consideration of the job performance of Larry A. Caldwell as an Executive of Camco Financial Corporation, and

Recognizing that Larry A. Caldwell continues to perform above expectations, and

By authority of the Camco Board of Directors dated November 23, 2004, I hereby extend the current Employment Agreement of Larry A. Caldwell in the capacity of "Active Chairman of the Board" to expire November 8, 2005, and

Set Larry A. Caldwell's annual salary at $125,000 retroactive to November 9,
2004.

Also, Section 4 of this Agreement is revised as follows:

      4 (a) (i)   Deleted
      4 (a) (ii)  $250,000
      4 (a) (iii) $125,000

                                         By /s/ Richard C. Baylor
                                            ------------------------
                                         Richard C. Baylor
                                         President/CEO
                                         Camco Financial Corporation

                                         By /s/ Larry A. Caldwell
                                            ------------------------
                                         Larry A. Caldwell

Dated: December 15, 2004